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                                                                     EXHIBIT 5.1

                                   LAW OFFICES
               LIPPENBERGER, THOMPSON, WELCH, SOROKO & GILBERT LLP
                              201 TAMAL VISTA BLVD.
                             CORTE MADERA, CA 94925
                                 (415) 927-5200
                                                                       FACSIMILE
RICHARD S. SOROKO                                                 (415) 927-5210
                                                         email: rsoroko@LTWS.com

                                                            SAN FRANCISCO OFFICE
                                                                  (415) 262-1200


                                 August 30, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re:  BioTime, Inc.
           Registration Statement on Form S-3

Ladies/Gentlemen:

      We are counsel to BioTime, Inc. (the "Company") in connection with the registration of 4,152,323 common shares, no par value, of the Company (the "Shares") and 725,078 warrants to purchase common shares, no par value, of the Company (the "Warrants") under the Securities Act of 1933, as amended. The Shares include 3,427,245 common shares that are presently issued and outstanding (the "Outstanding Shares") and 725,078 common shares issuable upon the exercise of the Warrants (the "Warrant Shares"). The Warrants and Shares are being registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3.

      We are of the opinion that: (a) the Outstanding Shares are legally and validly issued and outstanding, fully paid and nonassessable; (b) the Warrants are legally and validly issued and outstanding and constitute binding obligations of the Company, enforceable in accordance with their terms; and (c) when the Warrant Shares are issued and sold upon the exercise of the Warrants, in accordance with the terms and provisions of the Warrants, the Warrant Shares will be legally and validly issued and outstanding, fully paid and nonassessable.

      The foregoing opinion is limited to the laws of the State of California and the Federal laws of the United States of America.


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Securities and Exchange Commission
August 30, 2002
Page 2

      We hereby consent to the use of our opinion in the Registration Statement.

                             Very truly yours,

                             Lippenberger, Thompson, Welch, Soroko & Gilbert LLP